Exhibit 10.1

EMPLOYMENT AGREEMENT

AGREEMENT by and between NFP Securities, Inc., a Texas corporation (the “Company”), National Financial Partners Corp., a Delaware corporation (“NFP”), and Jeffrey A. Montgomery (the “Executive” and together with NFP and the Company, the “Parties”), dated as of November 1, 2003.

WHEREAS, on April 25, 2001, the Executive entered into an Employment Agreement with the Company (the “Predecessor Employment Agreement”); and

WHEREAS, the Predecessor Employment Agreement terminated by its own terms effective as of May 21, 2003; and

WHEREAS, the Company and NFP determined that it is in the best interest of the Company and NFP to continue to employ the Executive as the President and Chief Executive Officer of the Company and the Executive desires to serve the Company and NFP in such capacities.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Employment Period. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period beginning on the date hereof (the “Effective Date”) and ending October 31, 2005. The period of time between the Effective Date and the termination of the Executive’s employment with the Company and NFP hereunder shall be referred to herein as the “Employment Period.”

2. Position and Duties. During the Employment Period, the Executive shall serve as President and Chief Executive Officer of the Company and shall perform duties and be assigned responsibilities which are substantially similar to those performed by the Executive immediately prior to the Effective Date and as may be assigned to him from time to time. During the Employment Period, the Executive shall report to the Chief Executive Officer of NFP. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive’s reasonable best efforts to carry out such responsibilities faithfully and efficiently. The Executive shall not, during the Employment Period, engage in any other business activities that will interfere with the Executive’s employment pursuant to this Agreement. During the Employment Period, Executive shall be entitled to a seat on the Company’s board of directors unless there has been a Promotion (as defined in Section 4.(c) hereof).

3. Compensation. (a) Base Salary. During the Employment Period and from the period June 1, 2003 through October 31, 2003 (the “Retroactive Period”), the Company shall pay the Executive an annual base salary of $300,000 (“Annual Base Salary”), payable in equal installments not less frequently than monthly. The amount of the Annual Base Salary due Executive during the Retroactive Period shall be payable to Executive during the month of November 2003.

(b) Annual Bonus. In addition to the Annual Base Salary, for each full fiscal year of the Company ending during the Employment Period, commencing with the 2003 fiscal year, the Executive shall be eligible to receive an annual bonus (the “Annual Bonus”), which bonus shall be payable on or around the same time that bonuses are paid to other executives of NFP and the Company and based on the performance of the Executive and certain objective standards, including without limitation, the profitability of the Company. For the 2003 fiscal year and during the Employment Period, the Company may consider additional awards based on the Executive’s performance and contributions.

(c) Employee Benefits. In addition to the foregoing, during the Employment Period, the Executive shall be entitled to participate in the formal employee benefit plans and programs of the Company as in effect from time to time on the same basis as all other executives of the Company.

(d) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive. Executive’s reimbursements shall include fees for Executive’s membership in the Young President’s Organization, attorney licensing and bar membership fees and costs incurred in connection with Executive’s securities and investment advisory registrations.

(e) Equity Grants. The Company and NFP will recommend that the Executive will be considered at the same times and on the same underlying terms and conditions (e.g., strike price, vesting schedules, and exercise periods) as all other senior executives of NFP for equity based compensation and incentive awards including, without limitation, grants of stock options and restricted stock.

4. Termination of Employee. (a) Death or Disability. In the event of the Executive’s death during the Employment Period, the Executive’s employment with the Company shall terminate automatically. NFP or the Company, in its discretion, shall have the right to terminate the Executive’s employment because of the Executive’s Disability during the Employment Period. “Disability” means that the Executive has been unable, for 180 consecutive days, or for periods aggregating 180 business days in any period of twelve months, to perform the Executive’s duties under this Agreement, as a result of physical or mental impairment, illness or injury. A termination of the Executive’s employment by NFP or the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the “Disability Effective Date”), unless the Executive returns to satisfactory full-time performance of the Executive’s duties before the Disability Effective Date.

(b) By NFP or the Company. In addition to termination for Disability, NFP or the Company may terminate the Executive’s employment during the Employment Period for Cause or without Cause. “Cause” means:

(i) the Executive’s continued failure to attend to his duties as an executive officer of the Company, or

(ii) illegal conduct or gross misconduct by the Executive in connection with the Company, NFP or their affiliates, or

(iii) any willful violation of Sections 6, 7 or 8 of this Agreement; or

(iv) the Executive’s conviction of, or plea of guilty or nolo contendere to, a felony; or

(v) any material dishonesty by the Executive in connection with his employment; or

(vi) any material failure by the Executive to comply with the Company’s or NFP’s applicable employment practices, rules or regulations, which is not remedied within 30 days after receipt by the Executive of written notice from the Company or NFP describing such claimed breach; or

(vii) any failure by the Executive to maintain his securities registration, including without limitation, any willful violation of applicable laws, rules or regulations by the Executive that results in the suspension or revocation of Executive’s securities registrations or licenses.

(c) By the Executive without Good Reason or for Good Reason. The Executive may terminate employment voluntarily without Good Reason or for Good Reason. “Good Reason” means, without the Executive’s written consent:

(i) a material diminution in the Executive’s position, duties or responsibilities from those held, exercised and/or assigned to the Executive in Section 2 of this Agreement as a result of action by the Company or NFP or a successor of the Company or NFP, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company or NFP (as applicable) promptly after receipt of notice thereof from the Executive;

(ii) any failure by the Company or NFP to comply with any material provision of this Agreement, other than a failure that is not taken in bad faith and is remedied by the Company or NFP (as applicable) promptly after receipt of notice thereof from the Executive; or

(iii) any requirement by the Company or NFP that Executive’s services be rendered at a location more than 50 miles from Austin, TX other than for reasonable travel obligations of the Executive in connection with the duties under this Agreement unless such requirement is imposed on Executive in connection with a Promotion (as defined in Section 4.(c) hereof ), which requires Executive to move to the New York metropolitan area or any other location in the United States where NFP’s corporate headquarters may be located at the time such relocation requirement is imposed.

No act or omission shall constitute “Good Reason” hereunder, unless the Executive provides notice of such act or omission to the Company and NFP within 90 days of the Executive’s knowledge of its occurrence. Notwithstanding anything to the contrary in this Section 4.(c), Good Reason hereunder shall not include: (i) a promotion (a “Promotion”) to an executive position at NFP; or (ii) upon a Change of Control (as defined in Section 5.(a) hereof), a change in the Executive’s position to another position within the Company, NFP, NFP Insurance Services, Inc. or a successor company with a substantially similar level of authority and responsibility as the Executive maintained before the Change of Control and subject to the conditions of Section 4.(c) (i).

(d) Notice of Termination. Any termination by NFP or the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10 of this Agreement. A “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days, nor less than 15 days, after the giving of such notice). The failure by the Executive, the Company or NFP to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive, the Company or NFP, respectively, hereunder or preclude the Executive, the Company or NFP, respectively, from asserting such fact or circumstance in enforcing the Executive’s, the Company’s or NFP’s rights hereunder.

(e) Date of Termination. “Date of Termination” means (i) if the Executive’s employment is terminated by the Company or NFP for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein (within 30 days of such receipt), as the case may be, (ii) if the Executive’s employment is terminated by the Company or NFP other than for Cause or the Executive terminates employment without Good Reason, the Date of Termination shall be the date on which the Company or NFP or the Executive, as the case may be, notifies such other party of such termination and (iii) if the Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

5. Obligations upon Termination. (a) By NFP or the Company Other than for Cause, death or Disability or By the Executive for Good Reason: If, during the Employment Period, NFP or the Company terminates the Executive’s employment, other than for Cause, death or Disability, or the Executive terminates employment for Good Reason (in either case, hereafter referred to as a “Section 5.(a) Termination”), the Company shall, for the period equal to the remainder of the then-current Employment Period (as in effect immediately before the Date of Termination (the “Continuation Period”)), continue to pay the Executive the Annual Base Salary, as and when such amounts would be paid in accordance with Section 3 above. In the event a Section 5.(a) Termination of or by the Executive occurs after an “NFP Change of Control,” the Company shall also pay the Executive an additional amount equal to his Annual Bonus for the immediately preceding full fiscal year pro rated as of the Date of Termination. In addition, for any Section 5.(a) Termination, all stock options to purchase shares of NFP common stock granted to the Executive shall become fully vested and the exercise period for such options shall be the earlier of (i) five years from the Date of Termination; and (ii) the termination of the exercise period stated in the stock option award agreement(s) at issue without regard to any provisions in such agreement(s) that reduce the length of such period upon a termination of employment. NFP or the Company shall also continue to provide for the Continuation Period the formal employee benefit plans and programs to the Executive and/or the Executive’s eligible dependents, as favorable as those that would have been provided to them under Section 3.(c) of this Agreement if the Executive’s employment had continued until the end of the then current Employment Period; provided, that the Executive and/or the Executive’s eligible dependents continues to pay the cost payable for such benefits, and, provided further, that during any period when the Executive is eligible to receive such benefits under another employer-provided plan, the benefits provided by the Company under this Section 5.(a) may be made secondary to those provided under such other plan. The payments and benefits provided pursuant to this Section 5.(a) are intended as liquidated damages for a termination of the Executive’s employment by NFP or the Company other than for Cause, death or Disability or for a termination of the Executive’s employment by the Executive for Good Reason and shall be the sole and exclusive remedy therefor. Notwithstanding anything in this Agreement to the contrary, the Executive shall not be entitled to any severance payments or benefits under this Section 5.(a) until the effectiveness of a release executed by the Executive and delivered to NFP and the Company, substantially in the form of Exhibit A hereto (the “Release”), and the Company’s and NFP’s obligation to continue to provide the payments and benefits described in this Section 5(a) shall cease upon any violation by the Executive of the restrictive covenants set forth in Sections 6, 7 and 8 hereof, which cessation shall not limit the Company’s or NFP’s right to injunctive relief or any other applicable remedy at law or equity. Upon the effectiveness of the Executive’s Release, a representative of each of the Company and NFP shall execute and deliver to the Executive a release substantially in the form of Exhibit B hereto. The Executive’s obligation to comply with the restrictive covenants set forth in Sections 6, 7 and 8 hereof shall cease upon a default by the Company or NFP of its obligations under this Section 5(a), other than an isolated, insubstantial and inadvertent failure that is remedied by the Company or NFP (as applicable) promptly after receipt of notice thereof from the Executive. For purposes of this Section 5(a), an NFP Change of Control shall mean (i) an event or series of events in which any persons who are not stockholders or affiliates of NFP immediately prior to such event or events become the beneficial owners of shares of NFP which represent more than fifty percent (50%) of all classes of stock of NFP, except pursuant to a public offering of securities of NFP, (ii) a sale or other disposition of all or substantially all of the assets of NFP, other than to an affiliated entity, or (iii) a merger, consolidation or other reorganization of NFP with a person which is not an affiliate of NFP immediately prior to such merger, consolidation or other reorganization, unless the shareholders of NFP prior to such merger, consolidation or reorganization continue to be the beneficial owners of more than fifty percent (50%) of all classes of stock of NFP following such merger, consolidation or reorganization.

(b) Death or Disability; Cause; By the Executive Other Than for Good Reason. If, during the Employment Period, the Executive’s employment is terminated by reason of the Executive’s death or Disability or by the Company for Cause or the Executive terminates his employment other than for Good Reason, the Company shall make, within 30 days after the Date of Termination or the Disability Effective Date, a lump-sum cash payment to the Executive or his estate or legal representative, as the case may be, equal to the Executive’s Annual Base Salary through the Date of Termination or Disability Effective Date, and the Company shall have no further obligation under this Agreement.

6. Noncompetition Covenant. During the Employment Period and thereafter during the Restricted Period (as defined below), the Executive will not engage in or become employed in any capacity by, or become an officer, employee, director, agent, consultant, contractor, shareholder or partner of, or otherwise hold an interest in, any partnership, corporation or other entity that competes with or engages in, anywhere in the United States, any business in which NFP is engaged or any similar business, except for: (a) the ownership of less than 5% of the stock or other equity interests of a publicly traded firm or corporation; or (b) Executive’s acceptance of employment or a consulting position with Accredited Investor Services, Inc. of St. Cloud, MN (an “AIS Position”) as long as Executive’s activities in connection with an AIS position do not include recruiting or acquisition related duties or responsibilities. For all purposes of this Agreement, the “Restricted Period” shall mean: (a) the period commencing on the termination of the Executive’s employment with NFP, the Company or any subsidiary of NFP and ending on the first anniversary of the Executive’s termination of employment if the date of the termination of the Executive’s employment is on or after November 1, 2004; or (b) the expiration of the Continuation Period if the date of the termination of the Executive’s employment is before November 1, 2004. The Executive agrees that this covenant is reasonable with respect to its duration, geographic area and scope. If, at the time of enforcement of this Section 6, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area legally permissible under such circumstances will be substituted for the period, scope or area stated herein. Notwithstanding anything to the contrary in the foregoing, the Executive shall not be subject to the Noncompetition Covenant in this Section 6. if there is either a final adjudication or the parties hereto agree that either the Executive was terminated by NFP or the Company other than for Cause or the Executive terminated his employment for Good Reason. In the event Executive is subject to the Noncompetition Covenant hereunder, the Company shall continue to pay the Executive the Annual Base Salary, as and when such amounts would be paid in accordance with Section 3 (the “Noncompete Payments”) until the termination of the Restricted Period. Notwithstanding anything to the contrary in the foregoing, Executive shall not be entitled to any Noncompete Payments: (a) after he accepts an AIS Position; or (b) if he has been terminated for Cause by the Company pursuant to Section 4 (b) (ii), (iii), (iv) or (v) hereof. In order that the issue be free of doubt, it is understood and agreed that the Noncompetition Covenant hereunder may only be triggered by events that occur during the Employment Period and that the termination of this Agreement by its own terms on October 31, 2005 shall not trigger any such covenant unless an earlier triggering event during the Employment Period has occurred.

7. Nonsolicitation Covenants. (a) No Hiring of NFP Employees. The Executive additionally agrees that, during the Employment Period and through the second anniversary of the expiration of the Employment Period (the “Non-Solicitation Period”), the Executive shall not directly or indirectly, on his own behalf or on behalf of any other person or entity, solicit, or attempt to solicit or hire, any employee, agent or contractor of the Company, NFP, its subsidiaries or affiliates or any member (a “Member”) of any insurance marketing platform affiliated with NFP (collectively and individually referred to as the “NFP Affiliated Group”) to leave the employ of or cease doing business or being associated with the NFP Affiliated Group, including without limitation, as a registered representative or investment advisory affiliate of the Company, for any reason whatsoever.

(b) No Solicitation of Customers. The Executive additionally agrees that, during the Non-Solicitation Period, the Executive shall not, directly or indirectly, on his own behalf or on behalf of any other person or entity (i) engage in any business transaction or relationship with a Client or a Member of the NFP Affiliated Group or perform any services for a Client or a Member of the NFP Affiliated Group, (ii) solicit the business of any person or entity that is a Client or a Member of the NFP Affiliated Group or (iii) interfere with or induce any Client or a Member to discontinue any business relationship with the NFP Affiliated Group from entering into a business relationship or transaction with the NFP Affiliated Group. For purposes hereof, the following term shall have the meaning set forth herein: (i) “Client” shall mean any person or entity that is a client of the NFP Affiliated Group during the 12-month period prior to the Date of Termination or during the Non-Solicitation Period.

(c) Reasonableness; Extraordinary Remedies. The Executive agrees that the covenants in this Section 7 are reasonable with respect to their duration and scope. If, at the time of enforcement of this Section 7, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period or scope legally permissible under such circumstances will be substituted for the period or scope stated herein. In the event of a breach of the Executive’s covenants in this Section 7, it is understood and agreed that NFP shall be entitled to injunctive relief as well as other applicable remedies at law or in equity available to NFP against the Executive or others.

8. Disclosure of Confidential Information. (a) Except to the extent (i) authorized by the express prior consent of the Company’s and NFP’s boards of directors, (ii) required by law or any legal process or (iii) desirable in performing his duties under this Agreement, the Executive will not, directly or indirectly, at any time during the Employment Period, or at any time subsequent to the termination of the Employment Period, disseminate, disclose or divulge, to any person, firm, corporation, association or other business entity, Confidential Information of NFP. In the event of a breach or threatened breach by the Executive of this Section 8, NFP shall be entitled to injunctive relief as well as other applicable remedies at law or in equity available to NFP against the Executive or others. For purposes hereof, “Confidential Information of NFP” shall mean any and all information about NFP or any other members of the NFP Affiliated Group (including, without limitation, the Company) or relating to the trade secrets of NFP or any other members of the NFP Affiliated Group (including, without limitation, the Company), in each case disclosed to the Executive or known by the Executive as a consequence of or through his relationship with the Company or NFP, if such information is not publicly available (other than through a breach by the Executive of this Section 8).

(b) All computer software, business cards, telephone lists, client lists, prospective client lists, price lists, contract forms, catalogs, books, records, files and know how acquired while the Executive is employed by or otherwise affiliated with the Company are acknowledged to be the property of the Company and shall not be duplicated, removed from the Company’s possession or premises or made use of other than in pursuit of the business of the Company or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company and, upon termination of the Employment Period for any reason, the Executive shall deliver to the Company, without further demands, all copies thereof which are then in his possession or under his control. It is hereby acknowledged that the Executive’s responsibilities may include the making of technical, product and managerial contributions of value to the Company and NFP. The Executive hereby assigns to NFP all rights, title and interest in such contributions and inventions made or conceived by the Executive, alone or jointly with others, during the Employment Period and relating to the business of NFP or of the Company or the operations of thereof. The Executive shall promptly and fully disclose all such contributions and inventions to NFP and shall assist NFP in obtaining and protecting the rights therein.

9. Resolution of Disputes. Any dispute or controversy between the parties relating to or arising out of this Agreement or any amendment or modification hereof shall be determined by arbitration in New York, New York by and pursuant to the rules then prevailing of the American Arbitration Association, other than claims for injunctive relief under Sections 6, 7 or 8. The arbitration award shall be final and binding upon the parties and judgment may be entered thereon by any court of competent jurisdiction. The service of any notice, process, motion or other document in connection with any arbitration under this Agreement or the enforcement of any arbitration award hereunder may be effectuated either by personal service upon a party or by certified mail duly addressed to him or to his executors, administrators, personal representatives, next of kin, successors or assigns, at the last known address or addresses of such party or parties.

10. Notice. Any notice, request, reply, instruction, or other communication provided or permitted in this Agreement must be given in writing and may be served by depositing same in the United States mail in certified or registered form, postage prepaid, addressed to the party or parties to be notified with return receipt requested, or by delivering the notice in person to such party or parties. Unless actual receipt is required by any provision of this Agreement, notice deposited in the United States mail in the manner herein prescribed shall be effective on dispatch. For purposes of notice, the address of the Executive, his spouse, any purported donee or transferee or any administrator, executor or legal representative of the Executive or his estate, as the case may be, shall be as follows:

To the Executive:

Jeffrey A. Montgomery

NFP Securities, Inc.

1250 Capitol of Texas Highway South Building 2, Suite 600

Austin, Texas 78746

Copy to:

David Senger, Esq.

Moss and Barnett

4800 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402

The Company:

NFP Securities, Inc.

1250 Capitol of Texas Highway South Building 2, Suite 600

Austin, Texas 78746

Attention: General Counsel

NFP:

National Financial Partners Corp.

787 Seventh Avenue, 49th Floor

New York, New York 10019

Attention: General Counsel

Each of NFP and the Company shall have the right from time to time and at any time to change its address and shall have the right to specify as its address any other address by giving at least ten (10) days’ written notice to the Executive. The Executive shall have the right from time to time and at any time to change his address and shall have the right to specify as his address any other address by giving at least ten (10) days’ written notice to NFP and the Company.

11. Controlling Law. The execution, validity, interpretation and performance of this Agreement shall be determined and governed by the laws of the State of New York, without reference to principles of conflict of laws.

12. Entire Agreement. The Executive, the Company and NFP acknowledge that this Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any other agreement, whether written or oral, between them concerning the subject matter hereof, including, but not limited to, the Summary of Terms of Employment Agreement and the Predecessor Employment Agreement. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

13. Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of competent jurisdiction, the parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all remaining provisions of this Agreement shall remain in full force and effect.

14. Survival. The provisions of Sections 6, 7, 8, 9, 10, 11, 12, 13, 14, 15 and 20 shall survive the termination of the Employment Period and the termination of this Agreement to the extent applicable.

15. Effect of Agreement, Assignment, Required Assumption. This Agreement shall be binding upon the Executive and his heirs, executors, administrators, legal representatives, successors and assigns, the Company and NFP and their successors and assigns. The Executive may not assign any rights or obligations hereunder without the prior written consent of NFP and, except with respect to a successor entity (as described below), NFP may not assign any rights or obligations hereunder without the prior written consent of the Executive. NFP shall require any person who is the successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or a substantial portion of the business or assets of NFP to expressly assume the obligations of NFP hereunder. The terms “NFP” and the “Company” as used in this Agreement shall expressly include any such successors.

16. Amendments, Waivers. This Agreement cannot be changed, modified or amended, and no provision or requirement hereof may be waived, without the consent in writing of the Executive, the Company and NFP. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

17. Withholding. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

18. Beneficiaries. Whenever this Agreement provides for any payment to the Executive’s estate, such payment may be made instead to such beneficiary or beneficiaries as the Executive may have designated in a writing filed with the Company. The Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company to such effect.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original. It shall not be necessary when making proof of this Agreement to account for more than one counterpart.

20. Indemnity. Reference is made to the by-laws of the Company and the indemnification rights afforded directors and officers of the Company. In addition to those rights, NFP hereby agrees to indemnify you to the full extent authorized by law for any loss incurred by you, including reasonable attorney’s fees incurred by you, as a result of you being made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, or being required to testify in any matter, by reason of the fact that you are or were a director or officer of or otherwise affiliated with the Company or NFP or serve or served any other enterprise as a director, officer or employee at the request of the Company or NFP. The Company and NFP shall use commercially reasonable efforts to maintain errors and omissions and directors and officers liability insurance to cover loss or liability of the Executive incurred as the result of a matter that would be indemnifiable hereunder; however, the Company’s and/or NFP’s failure to maintain such insurance coverage shall not limit or otherwise reduce the Company’s and NFP’s obligations hereunder. The Company will reimburse Executive for any reasonable travel costs or incidental expenses or fees incurred in connection with testimony or consulting in any matter contemplated by this paragraph.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and each of the Company and NFP have caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

/S/ JEFFREY A. MONTGOMERY

JEFFREY A. MONTGOMERY

NFP SECURITIES, INC.

/S/ DOUGLAS W. HAMMOND

By: Douglas W. Hammond
Title: Vice President

NATIONAL FINANCIAL PARTNERS CORP.

/S/ MARK BIDERMAN

By: Mark Biderman
Title: Executive Vice President

EXHIBIT A

GENERAL RELEASE

THIS GENERAL RELEASE is entered into between NFP Securities, Inc., a Texas corporation (the “Company”), National Financial Partners Corp., a Delaware corporation (“NFP”), and Jeffrey A. Montgomery (the “Employee”) as of the ___day of                             . The Company, NFP and the Employee agree as follows:

1 . Employment Status. The Employee’s employment with NFP and the Company shall terminate effective as of                         ,                             .

2. Payment and Benefits. Upon acceptance of the terms set forth herein, the Company shall provide the Employee with the payments and benefits set forth in Section 5.(a) of the Employment Agreement between NFP, the Company and the Employee, dated as of December [    ], 2002 (the “Employment Agreement”).

3 . Confidentiality of Release. The parties agree that the existence and terms of this Release are and shall remain confidential. The parties shall not disclose the fact of this Release or any of its terms or provisions to any person without the prior, written consent of the other parties hereto; provided, however, that nothing in this Paragraph 3 shall prohibit disclosure of such information to the extent required by law; nor prohibit disclosure of such information by the Employee to any legal or financial consultant, all of whom shall first agree to be bound by the confidentiality provisions of this Paragraph 3 to the extent reasonably possible; nor prohibit disclosure of such information by or within NFP or the Company in the ordinary course of their business to those persons or entities with a need to know, as reasonably determined by NFP or the Company.

4. No Liability. This Release does not constitute an admission by NFP, the Company, or any of their subsidiaries, affiliates, divisions, trustees, officers, directors, partners, agents, or employees, of any unlawful acts or of any violation of federal, state or local laws.

5. Release. In consideration of the payments and benefits set forth in Section 5.(a) of the Employment Agreement, the Employee for himself, his heirs, administrators, representatives, executors, successors and assigns (collectively, “Employee Releasors”) does hereby irrevocably and unconditionally release, acquit and forever discharge NFP, the Company and their subsidiaries, affiliates, divisions, successors, assigns, trustees, officers, directors, partners, agents, and former and current employees, including without limitation all persons acting by, through, under or in concert with any of them (collectively, “NFP Releasees”), and each of them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law and in particular including any claim for discrimination based upon race, color, ethnicity, sex, age (including the Age Discrimination in

Employment Act of 1967), national origin, religion, disability, or any other unlawful criterion or circumstance, which Employee Releasors had, now have, or may have or claim to have in the future against each or any of the NFP Releasees from the beginning of the world until the date of the execution of this Release relating to the Employee’s employment with NFP, the Company and their subsidiaries and affiliates; provided, however, that, except as provided in Paragraph 7 hereof, nothing herein shall release NFP or the Company from the obligation to make the payments described in Section 5.(a) of the Employment Agreement prior to the satisfaction of such payments in full.

6. Bar. The Employee acknowledges and agrees that if he should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the NFP Releasees with respect to any cause, matter or thing which is the subject of Paragraph 5 of this Release, this Release may be raised as a complete bar to any such action, claim or proceeding, and the applicable NFP Releasee may recover from the Employee all costs incurred in connection with such action, claim or proceeding, including attorneys’ fees.

7. Restrictive Covenants. The Employee acknowledges that the provisions of Sections 6, 7 and 8 of the Employment Agreement shall continue to apply pursuant to their terms and that the Company and NFP shall be released from any obligations under Paragraph 2 of this Release or Section 5.(a) of the Employment Agreement upon any violation by the Executive of such restrictive covenants.

8. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of New York.

9. Acknowledgment. The parties hereto have read this Release, understand it, and voluntarily accept its terms, and the Employee acknowledges that he has been advised by NFP and the Company to seek the advice of legal counsel before entering into this Release, and has been provided with a period of forty-five (45) days in which to consider entering into this Release.

10. Revocation. The Employee has a period of ten (10) days following the execution of this Release during which the Employee may revoke this Release, and this Release shall not become effective or enforceable until such revocation period has expired.

11. Counterparts. This Release may be executed by the parties hereto in counterparts, which taken together shall be deemed one original.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and each of the Company and NFP have caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

JEFFREY A. MONTGOMERY

NFP SECURITIES, INC.

By:
Title:

NATIONAL FINANCIAL PARTNERS CORP.

By:
Title:

EXHIBIT B

GENERAL RELEASE

THIS GENERAL RELEASE is executed and delivered by NFP Securities, Inc., a Texas corporation (the “Company”) and National Financial Partners Corp., a Delaware corporation (“NFP”) to Jeffrey A. Montgomery (the “Employee”).

1. Release. Each of the Company and NFP agrees to and does hereby irrevocably and unconditionally release, acquit and forever discharge the Employee, and his heirs, executors, and administrators (hereinafter collectively referred to as the “Employee Releasees”), with respect to and from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any kind whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law, for, upon, or by reason of, any matter, course or thing whatsoever from the beginning of the world until the date of execution of this Release relating to the Employee’s employment with NFP, the Company and their subsidiaries; provided, however, that nothing herein shall release the Employee from the obligations or restrictions arising under or referred to or described in Sections 6, 7, and 8 of the Employment Agreement between the Company, NFP and the Employee, dated as of January 1, 2003 (the “Employment Agreement”), or impair the right or ability of the Company or NFP to enforce such provisions in accordance with the terms of the Employment Agreement. All claims released by the undersigned pursuant to this Release shall collectively be referred to herein as the “Released Company Claims.” Notwithstanding the foregoing, in no event shall the Released Company Claims include any claims involving fraud, malfeasance or willful misconduct on the part of the Employee or any claims for liability against the Employee in his capacity as an officer, director or employee of the Company, NFP or any of their affiliates which, if brought against the Employee in his capacity as a director of the Company or NFP, could not be eliminated under Section 102(b)(7) of the General Corporation Law of the State of Delaware, as in effect on the date of this Release.

2. Bar. Each of the Company and NFP acknowledges and agrees that if it should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Employee Releasees with respect to any cause, matter or thing which is the subject of Paragraph 1 of this Release, this Release may be raised as a complete bar to any such action, claim or proceeding, and the applicable Employee Releasee may recover from the Company or NFP, as the case may be, all costs incurred in connection with such action, claim or proceeding, including attorneys’ fees.

3. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of New York.

4. Successors. This Release shall be binding upon the Company and NFP and their successors and assigns.

5. Counterparts. This Release may be executed by the parties hereto in counterparts, which taken together shall be deemed one original.

IN WITNESS WHEREOF, this RELEASE has been executed on behalf of each of NFP and the Company on this      day of                         ,                             .

JEFFREY A. MONTGOMERY

NFP SECURITIES, INC.

By:
Title:

NATIONAL FINANCIAL PARTNERS CORP.

By:
Title: